UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 0-8419

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Linnegatan 89, SE-115 23 Stockholm, Sweden &
651 Byrdee Way, Lafayette, CA. 94549
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:
+46 8 667 17 17 — Sweden
 1 925 768 0620 — USA

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Exhibit Index

Exhibit 99.1	Press Release of the Company dated November 17, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2011, the Board of Directors of the Company (the “Board”) unanimously appointed Messrs. Mats Dahlin and Lars Lindqvist to fill two vacancies on the Board, effective as of November 17, 2011, each for a directorship term that will expire on the date of the 2014 Annual Meeting of Stockholders of the Corporation.   Together with Mr. John Reardon, Messrs. Dahlin and Linqvist qualify as independent members of the Board and form a majority of the members of the Company’s Board.

Mr. Dahlin and Mr. Lindqvist have also been appointed to the Company’s Audit Committee of the Board, effective November 17, 2011. Mr. Lindqvist, who has served as CFO of various companies and who earned a degree of Master of Finance from Uppsala University, will serve as the Company’s Audit Committee Financial Expert.  Mr. Per Bystedt and Mr. Thomas Eriksson, who currently serve on the Company’s Audit Committee, will resign from that committee, effective November 17, 2011.

Mats Dahlin, age 57, served as President of Ericsson Enterprises AB from January 2004 through May 2005, and was responsible for the company's global operations, including development and implementation of the company's worldwide enterprise strategy.  From October 1998 to December 2004, Mr. Dahlin held various positions in Ericsson, including serving as Group Executive Vice President, President of Ericsson Radio Systems AB, Head of Segment Network Operators, Head of Ericsson's Mobile Systems Division, and Head of Market Area EMEA.  Since June 2005, Mr. Dahlin has pursued independent investments, and has served as a board member and advisor to the companies in which he invests. Mr. Dahlin has a degree in electrical engineering and an MBA from Stockholm University.

Mr. Lindqvist, age 54, served as CFO for Mankato Investments AG Group from June 2005 to March 2011.  From August 2002 to May 2005, Mr. Lindqvist served as CFO for Microcell OY, a Finnish ODM of mobile phones, and from May 1995 to July 2002, he served as CFO of Ericsson Mobile Phones.  Mr. Lindqvist currently serves as CEO of ONE Media Holding AB.  Mr. Lindqvist earned a Master of Finance from Uppsala University (Sweden).

The Company has agreed to provide each of Mr. Dahlin and Mr. Lindqvist with the following compensation for serving as members of the Board, which compensation is identical to the compensation paid to all of the Company’s independent directors:

Cash Compensation

•	Base annual retainer of $48,000, payable monthly in arrears.

•	The members of the Board are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Equity Compensation

•
Annual grant of options to purchase 1,600 shares of common stock of the Company. The exercise price of options granted is 100% of the fair market value of the common stock subject to the option on the date of the option grant.  Options granted may not be exercised until the date upon which the optionee (or the affiliate of the optionee) has provided one year of continuous service as a non-employee director following the date of grant of such option, at which point 100% of the option becomes exercisable.  The options will fully vest upon a change of control, unless the acquiring company assumes the options or substitutes similar options.  The term of options granted is 10 years.

Both Mr. Dahlin and Mr. Lindqvist qualify as independent members of the Company’s Board. There are no understandings or arrangements between Mr. Dahlin and/or Mr. Lindqvist and any other person pursuant to which they were appointed as Directors, and there are no reportable transactions under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release in connection with Mr. Dahlin's and Mr. Lindqvist's appointment to the Board, dated November 17, 2011, is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release of the Company dated November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By: /s/ David W. Brunton
Name:  David W. Brunton
Title:    Chief Financial Officer

 Date:           November 17, 2011